Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-237835) of Aesthetic Medical International Holdings Group Limited of our report dated May 13, 2022 relating to the consolidated financial statements of Aesthetic Medical International Holdings Group Limited, which appears in this Form 20-F for the fiscal year ended December 31, 2021.

/s/ Union Power HK CPA Limited
Union Power HK CPA Limited
Hong Kong
May 13, 2022